Exhibit 23.1

485 California Street Suite 700 San Francisco, CA 94104	Phone: (415) 434-3744 Fax: (415) 788-2280 www.oumcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the Prospectus constituting a part of this Registration Statement on Form S-1 Amendment No. 1 of Aradigm Corporation, of our report dated March 26, 2013 relating to the consolidated financial statements of Aradigm Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ OUM & CO. LLP

San Francisco, California

November 14, 2013